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                                                                      EX-99.C1


INDEPENDENT AUDITORS' CONSENT


Board of Directors and Contract Holders
Select*Life Variable Account


We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement on Form S-6 (File No. 2-95392) of Select*Life Variable Account filed under the Securities Act of 1933 of our report dated February 7, 1996 on the audit of the financial statements of Select*Life Variable Account as of December 31, 1996 and for each of the three years in the period then ended and our report dated February 1, 1997, except for Note 14, as to which the date is February 23, 1997 on the audit of the consolidated financial statements of ReliaStar Life Insurance Company and subsidiaries as of and for the years ended December 31, 1996 and 1995 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
April 16, 1997